UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2024

CYBER APP SOLUTIONS CORP.

(Exact name of Registrant as Specified in Its Charter)

Nevada	333-254676	98-1585090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Bering Drive Suite 875
Houston, Texas		77057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 713 400-2987

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYRB	OTC Pink Open Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Series A Preferred Stock Purchase Agreement

On August 8, 2024, Cyber App Solutions Corp., a Nevada corporation (the “Company”, “we” or “our”), entered into that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and the parties named therein (each, a “Purchaser” and collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 8,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) for an aggregate purchase price of $8.0 million (such offering, the “Preferred Stock Offering”). The Company intends to use the proceeds from the Preferred Stock Offering to, among other things, partially settle our outstanding convertible notes, partially fund the equipment at our planned carbon dioxide and helium processing plant, and to partially fund overhead. The Purchase Agreement contains customary representations, warranties and agreements by the Company. The Preferred Stock Offering closed on August 8, 2024.

Certificate of Designations

The terms of the Series A Preferred Stock are set forth in the Certificate of Designations for the Series A Preferred Stock (the “Certificate of Designations”). Pursuant to the Certificate of Designations, the Series A Preferred Stock ranks senior to the Company’s common stock with respect to the distribution of assets upon liquidation, dissolution or winding-up of the Company. Holders of the Series A Preferred Stock are entitled to receive an annual dividend, whether or not declared, set aside for payment or otherwise by the Board of Directors (the “Board”) of the Company, at a rate of 10.000% per annum payable in-kind, commencing on August 8, 2025. The Series A Preferred Stock will remain outstanding for two (2) years from the effective date of the Purchase Agreement.

Each holder of the Series A Preferred Stock has the right, at its option, to convert its Series A Preferred Stock, in whole or in part, into fully paid non-assessable shares of the Company’s common stock (the “Common Stock”). Additionally, all outstanding shares of Series A Preferred Stock shall automatically convert into shares of Common Stock (i) in a firm-commitment underwritten public offering pursuant to an effective registration statement, resulting in gross proceeds to the Company of at least $40.0 million or (ii) at the close of the first trading day upon an uplisting of the Common Stock (the “Uplisting Conversion Date”) to any of the following markets or exchanges: the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, NYSE American or any other National Securities Exchange.

The Series A Preferred Stock is convertible into Common Stock at a conversion price of $4.84 (the “Conversion Price”). In the event the closing price of our Common Stock closes on the Uplisting Conversion Date at a price below the Conversion Price, the Conversion Price shall be reduced to equal the closing price of the Common Stock on the Uplisting Conversion Date, provided that in no event will the Conversion Price be less than $3.02.

The Conversion Price is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of the Common Stock. Additionally, if the Company completes an Applicable Issuance (as defined in the Certificate of Designations), the Conversion Price will be adjusted such that the new conversion price shall equal to (i) 400,000,000 divided by (ii) the sum of (A) 82,700,800 and (B) the number of shares of Common Stock or Common Stock equivalents issued in the Applicable Issuance.

Holders of the Series A Preferred Stock have no voting rights, except as set forth below, in the Purchase Agreement and those required by law. So long as any Series A Preferred Stock is outstanding, the Company cannot, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of at least 50.1% of the Series A Preferred Stock outstanding at the time, voting together as a class with all other classes or series of preferred stock that has the right to vote with the Series A Preferred Stock as a single class on such matter(s):

(i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of the authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

(ii) amend, alter, repeal or replace the Certificate of Incorporation of the Company, including by way of merger, consolidation or otherwise, in which the Company may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock;

(iii) amend, alter, repeal or replace the Certificate of Designations, or otherwise alter the rights, powers or privileges of the Series A Preferred Stock set forth in Certificate of Designations or Bylaws of the Company as then in effect, in a way that materially and adversely affects the Series A Preferred Stock or the holder(s) thereof;

(iv) redeem or repurchase any shares of Common Stock or preferred stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement); or

(v) declare or pay any dividend or otherwise make a distribution to holders of preferred stock or Common Stock (excluding payments in kind of additional shares of such securities).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of preferred stock of the Company ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, an amount equal to the Liquidation Preference of the Series A Preferred Stock before any distribution of assets is made to holders of common stock or any other class or series of preferred stock of the Company that ranks junior to the Series A Preferred Stock as to liquidation rights.

Registration Rights Agreement

In connection with the parties entry into the Purchase Agreement, the Company and Purchasers entered into a registration rights agreement pursuant to which the Company agreed to file a resale registration statement with respect to the resale of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock not later than 45 calendar days following the closing and to use its commercially reasonable efforts to cause such resale registration statement to be declared effective by the Securities and Exchange Commission (the “Commission”) within 10 trading days following the closing if the Commission informs the Company that it does not intend to review such resale registration statement or within 90 trading days following the closing if such resale registration statement is subject to Commission review.

The foregoing description of the terms of the Certificate of Designations, the Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, the Purchase Agreement, and the Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibits 3.1, 10.1 and 10.2, respectively, and which are each incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under “Series A Preferred Stock Purchase Agreement” and “Certificate of Designations” is incorporated into this Item 3.02 by reference. Such sale was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K under “Certificate of Designations” is incorporated by reference into this Item 5.03.

In connection with the adoption of the transactions described in Item 1.01 above, the Certificate of Designations was filed with the Nevada Secretary of State.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Rights, Powers, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock of Cyber App Solutions Corp.
10.1	Securities Purchase Agreement, dated as of August 8, 2024, by and among Cyber App Solutions Corp. and each purchaser identified thereto
10.2	Registration Rights Agreement, dated August 8, 2024, between Cyber App Solutions Corp. and each of the several purchasers signatory thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APP SOLUTIONS CORP.

Date:	August 14, 2024	By:	/s/ Steven Looper
Steven Looper, Chief Executive Officer and President